INDEMNITY AND CONTRIBUTION AGREEMENT

     THIS INDEMNITY AND CONTRIBUTION AGREEMENT (the "Agreement") dated as of April 28, 1997, by and between KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), and FIRST UNION INVESTORS, INC., a North Carolina corporation (the "Selling Unitholder")

                   W I T N E S S E T H :

     WHEREAS, pursuant to a Unit Registration Rights Agreement dated as of February 14, 1997 (the "Unit Registration Rights Agreement") among the Partnership (then named Enron Liquids Pipeline, L.P.), the Selling Unitholder, and Kinder Morgan G.P., Inc. (then named Enron Liquids Pipeline Company) ("Seller"), the Partnership undertook to take certain actions to effect the registration under the Securities Act of 1933 (the "Securities Act") of 429,000 Common Units of the Partnership (the "Units") purchased by the Selling Unitholder from Seller, and to execute and deliver certain indemnity agreements in accordance with Section 6.13(c) of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"); and

     WHEREAS, pursuant to the Unit Registration Rights Agreement, the Partnership has on this date filed a Registration Statement under the Securities Act with respect to the Units (which Registration Statement also covers certain other Common Units that may be offered and sold by Seller) (such Registration Statement, together with all amendments thereto, and including all of the exhibits and schedules thereto and all information incorporated by reference therein, being referred to herein as the "Registration Statement"; any prospectus included therein and used prior to the effective date of such Registration Statement (including all information incorporated therein by reference) being referred to herein as a "Preliminary Prospectus"; and any prospectus included therein at the time such Registration Statement becomes effective, or as filed with respect thereto pursuant to Rule 424 under the Securities Act after such effectiveness, and any amendment or supplement thereto or summary prospectus with respect thereto (including all information incorporated by reference in any of the foregoing), in each case if used during the time the Registration Statement remains effective, being referred to herein as a "Prospectus"; and any registration statement or similar document filed under any state securities or Blue Sky laws to register or qualify the Units for offering and sale in such jurisdiction or establish an exemption from such registration or qualification being referred to herein as a "Blue Sky Filing"); and

     WHEREAS, the parties hereto wish to provide herein for indemnity and contribution as contemplated by the Unit Registration Rights Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties do hereby agree as follows:

     1. Indemnification. In addition to and not in limitation of any other obligation of the Partnership under any other agreement to which it is or becomes a party, the Partnership hereby agrees that it will, to the fullest extent permitted by law, indemnify and

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     hold harmless the Selling  Unitholder,  its officers and directors and each person who controls the Selling Unitholder (within the meaning of the Securities
Act), any agent thereof, and any person who acts as an underwriter with respect to the offering and sale of the Units pursuant to the Registration Statement, the officers and directors of any such agent or underwriter and each person who controls any such agent or underwriter (within the meaning of the Securities
Act) (collectively, "Indemnified Persons") from and against any and all losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise, based upon or arising out of, or resulting from, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Prospectus, or any Blue Sky Filing, or arising out of or based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (collectively, "Covered Claims and Losses"). If any Indemnified Person is or becomes obligated by law or contract or otherwise to provide indemnification or contribution to another Indemnified Person with respect to any Covered Claims and Losses, then, as between the Partnership and such Indemnified Persons, any payments made by such first Indemnified Person to such second Indemnified Person shall, to the extent such payments are so made, be deemed to be "Covered Claims and Losses" of such first Indemnified Person. Notwithstanding the foregoing, the Partnership shall not be liable to any Indemnified Person for Covered Claims and Losses to the extent that any of such Covered Claims and Losses arise out of or are based upon or result from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Preliminary Prospectus, Prospectus or Blue Sky Filing in reliance upon and in conformity with written information provided to the Partnership by or on behalf of such Indemnified Person (or, in the case of an Indemnified Person who is a director or officer of, or who controls, the Selling Unitholder, provided to the Partnership by or on behalf of the Selling Unitholder) specifically for use in the preparation thereof (it being understood that, as of the date hereof, the only written information provided to the Partnership by or on behalf of the Selling Unitholder specifically for use in the preparation thereof is the information set forth in the Preliminary Prospectus under the captions "SELLING UNITHOLDERS" and "PLAN OF DISTRIBUTION" and the information as to the plan of distribution set forth in the first paragraph on the cover page of the Preliminary Prospectus, except in each such case the information therein with respect to Seller or the Common Units that may be offered and sold by Seller).

     2. Contribution. If the indemnification provided for in Section 1 is unavailable or insufficient to hold harmless an Indemnified Person as therein provided, then the Partnership shall contribute to the amount paid or payable by such Indemnified Person with respect to the Covered Claims and Losses otherwise indemnifiable by the Partnership pursuant to Section 1 in such proportion as is appropriate to reflect the relative fault of the Partnership, on the one hand, and of such Indemnified Person, on the other hand, in

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     connection  with the  statements or omissions that resulted in such Covered
Claims and Losses, as well as other equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement or the omission or alleged omission relates to information provided by the Partnership or the Indemnified Person and such parties' relative intent, knowledge, access to information and opportunity to correct such untrue statement or omission. The Partnership and the Selling Unitholder agree that it would not be just and equitable if contribution were determined by any method of allocation that does not take into account the equitable considerations referred to above.

     3. Further Agreements. The parties shall execute and deliver such other indemnity agreements as are required pursuant to Section 6.13(c) of the Partnership Agreement and otherwise as may be reasonably required by any underwriter in connection with the offering and sale of the Units, and nothing in this Agreement is intended to impair the Selling Unitholder's right to request any such additional agreements from the Partnership.

     4.  Miscellaneous.

     (a) No party may assign its rights or delegate its duties hereunder without the prior written consent of the other party, except that the Selling Unitholder may assign its rights hereunder to any affiliate of such Selling Unitholder with respect to any Units transferred to such affiliate prior to the public sale thereof.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall also inure to the benefit of the Indemnified Persons referred to herein.

     (c) The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes. Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceability of any provision hereof or part thereof shall not affect the validity of or enforceability of any other provision hereof or any other part of such provision.

     (d) The validity and construction of this Agreement shall be governed by the substantive laws of the State of Delaware without regard to the conflict of law rules of such jurisdiction, except to the extent that the federal laws of the United States are applicable.

     (e) This Agreement may be executed by the parties in multiple counterparts and shall be effective as of the date set forth above when such parties hereto shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each party hereto.

                                    * * * * *

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     IN WITNESS WHEREOF,  the Partnership and the Selling Unitholder have caused this Agreement to be executed by duly authorized persons, as of the day and year first above written.

                       KINDER MORGAN ENERGY PARTNERS, L.P.,

                       By: KINDER MORGAN G.P., INC.,
                           its General Partner



                       By:/s/ Tom B. King
                       Title: President



                       FIRST UNION INVESTORS, INC.



                       By: /s/ Kevin C. Roche
                       Title: Vice President






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